EXHIBIT INDEX


Exhibit
Number      Description
- -------     -----------

 21.61      Monthly Statement for August 1996

                        STATEMENT TO CERTIFICATEHOLDERS

    Security Pacific National Bank                   Current Collection Period:
                                                     01-July-96 to 31-July-96
    SPNB Home Equity Loan Asset Backed Securities    P & S Agreement Date:
    8.10% Class A Certificates, Series 1991-2        Original Settlement Date:
    8.15% Class B Certificates, Series 1991-2        Distribution     15-Aug-96

    Distribution to Holders of Class A Certificates (per Certificate with a
       $1,000 denomination)

1.00i.    Amount Allocable to Class A Monthly Principal                 3.113071
    ii.   Amount of Class A Principal Shortfall                         0.000000
    iii.  Carryover Class A Principal Shortfall After Such Distribution 0.000000

2.00i.    Amount Allocable to Class A Monthly Interest                  0.179131
    ii.   Amount of Class A Interest Shortfall                          0.000000
    iii.  Amount of Class A Carryover Interest Shortfall                0.000000
    iv.   Remaining Class A Carryover Interest Shortfall After Such
             Distribution                                               0.000000

    Distribution to Holders of Class B Certificates (per Certificate with a
       $1,000 denomination)

3.00i.    Amount Allocable to Principal from Draw                       6.230095
          Amounts and Remaining Funds, or Amount
          Allocable to Class B Monthly Principal

4.00i.    Amount Allocable to Class B Monthly Interest                  3.121957
    ii.   Amount of Class B Interest Shortfall                          0.000000
    iii.  Amount of Class B Carryover Interest Shortfall                0.000000
    iv.   Remaining Class B Carryover Interest Shortfall After Such
             Distribution                                               0.000000

5.00i.    Ending Class A Certificate Principal Balance             20,288,732.95
    ii.   Ending Class A Principal Factor                              2.342491%

6.00i.    Ending Class B Certificate Principal Balance             43,637,727.56
    ii.   Ending Class B Principal Factor                             45.344463%

7.00i.    Ending Pool Balance                                     116,524,799.96
    ii.   Ending Pool Factor                                          12.108309%

8.00i.    Amount of Voluntary Advances                                      0.00

9.00i.    Number of Mortgage Loans 30 to 59 Days Delinquent                  100
    ii.   Percentage of Mortgage Loans 30 to 59 Days Delinquent            2.76%
    iii. Aggregate Principal Balances of Mortgage Loans 30 to 4,551,650.59 59 Days Delinquent
    iv.   Percentage of Principal Balances 30 to 59 Days Delinquent        3.91%

    v.    Number of Mortgage Loans 60 to 89 Days Delinquent                   12
    vi.   Percentage of Mortgage Loans 60 to 89 Days Delinquent            0.33%
    vii. Aggregate Principal Balances of Mortgage Loans 60 to 89 388,922.13 Days Delinquent
    viii. Percentage of Principal Balances 60 to 89 Days Delinquent        0.33%

    ix.   Number of Mortgage Loans 90 or More Days Delinquent                 21
    x.    Percentage of Mortgage Loans 90 or More Days Delinquent          0.58%
    xi. Aggregate Principal Balances of Mortgage Loans 90 or 1,162,810.88 More Days Delinquent
    xii.  Percentage of Principal Balances 90 or More Days                 1.00%
             Delinquent

10.00i.   Aggregate Principal Balance of Mortgage Loans in                  0.00
             Foreclosure
     ii.  Number of Mortgage Loans in Foreclosure                           7.00
     iii. Book Value of Real Estate Acquired Through
701,000.00
             Foreclosure or Grant of a Deed